Exhibit 10.1

Asset Purchase Agreement

This Asset Purchase Agreement ("Agreement") is made on April 18, 2026 ("Effective Date") between Arpita Dey, with its principal place of business at 5 Sparrowsmead, Redhill, Surrey, RH1 2EJ("Seller") and Invech Holdings Inc. , with offices at 1603 Capitol Ave Suite 413 PMB 1777, Cheyenne, Wyoming 82001 ("Buyer").

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Purchase of Assets.  The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller, on the terms and conditions set forth in this Agreement, and the trade, business name, telephone number and listing, goodwill, and all other intangible assets of the Business.

This purchase and sale is limited to the assets specifically set forth in this Agreement, and the Buyer shall not assume any liabilities of the Seller or its individual shareholders, directors, officers, affiliates, creditors, parent or subsidiary companies, if any.

Purchase Price.  The purchase price for the assets is 5,000,000 shares of common stock  ("Purchase Price").

Payment of Purchase Price.  On the closing date the buyer must send notice to the transfer agent to issue the 5,000,000 shares of common stock as payment for the assets.

Closing and Escrow.

a. The closing date shall be April 21, 2026 ("Closing Date"), provided there are no unforeseen delays. Closing shall not be later than 3 calendar days after the designated Closing Date, unless a further extension is agreed upon in writing between the Buyer and the Seller. If any of the parties intend to have a title company or escrow agent close the transaction, the parties shall mutually agree upon such company or agent, with costs to be split between the parties. The costs of escrow are separate and apart from the Purchase Price. Both the Buyer and the Seller shall submit all documentation and other information requested by the title company/escrow agent needed to close the transaction. The parties shall fix a date and time with the title company/escrow agent to close the transaction.

b. On the Closing Date, the inventory, Intellectual Property, and code, and databases, and domains to be transferred will be located at 5 Sparrowsmead, Redhill, RH1 2EJ, UK___ (seller Address)  and will not be removed without the written consent of the Buyer.

Representations by Seller.  The Seller covenants and represents:

a. Consents.  No consent from or other approval of a governmental entity, board of directors, or any other person is necessary in connection with the execution of the Agreement, or the consummation by the Seller of the assets by the Buyer in the manner previously conducted by the Seller.

b. Inventory.  The inventory is merchantable and fit for its intended use and is free of any material defects in workmanship. The finished goods inventory is of a type, quantity, and quality usable and salable in the ordinary course of business.

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c. Payment of Taxes.  The Seller represents and warrants that the Seller has paid, or will arrange for the full payment of, all taxes owed by the Seller on account of the Business.

d. Intellectual Property. The intellectual property being sold is wholly owned by the seller. And the seller does not have any liens, debt, or any liabilities which would prevent the sale, transfer or execution of this contract.

e. Licenses. Permits and Consents.  There are no licenses or permits currently required by the Seller for the satisfaction of the sale of assets or this Agreement, or the Seller has obtained the proper licenses or permits in order to effectuate this Agreement.

f. Litigation.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving the Seller or brought by the Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and the Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

g. Compliance with Laws.  To the best of its knowledge, the Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. The Seller has no knowledge of any material present or future expenditures that will be required with respect to any of the Seller's facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

h. Disclosure.  No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

i. Liabilities.  The Seller has as of the purchase date and shall have on the Closing Date no liabilities of any kind whatsoever, contingent or otherwise.

j. Environmental Affidavit.  The Seller will provide an affidavit certifying that there presently is not, nor ever has been, any dumping or storage of toxic, superfund, or hazardous wastes on the premises.

k. Ownership and Authority to Sell. The Seller is the sole owner of the assets with full right to sell or dispose of them as the Seller may choose, and no other person has any claim, right, title, interest, or lien in, to, or on the business or assets.

l. Absence of Undischarged Obligations. The Seller has no undischarged obligations affecting the assets being sold under this Agreement.

m. No Liens or Security Interests. That there are presently and will be at the time of closing, no liens or security interests against the property and assets being transferred herein.

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Indemnification Provisions.  It is agreed by and between the parties that the Seller shall jointly and severally indemnify and hold the Buyer and its assigns harmless from any and all claims of any nature whatsoever, including, without limitation:

a. Tort claims; Any creditor claims; and

b. Any claims that may be made hereinafter on account of federal and state franchise taxes, Social Security taxes, sales taxes, unemployment taxes, and all other taxes of whatever nature or form on account of the operation of business ending on and accruing up to the Closing Date.

c. Any claims for wages, vacation, sick pay, or fringe benefits claimed by the Seller's employees for periods prior to the Closing Date. The Seller shall furnish the Buyer with a list of all the business's employees, full- and part-time, their current rate of compensation, and fringe benefits, for purposes of disclosure. The Buyer makes no warranties or guarantees regarding the employment of any of the Seller's employees.

Covenants of Seller.  The Seller covenants with the Buyer as follows:

a. The Seller assumes all risk of loss, damage, or destruction to the assets subject to this Agreement until the closing. If the assets are damaged or lost prior to Closing such that their valuation is affected, the Seller agrees to negotiate in good faith a reasonable reduction in the Purchase Price to account for the lost value of the Assets.

Inventory of Assets.  A complete inventory of the Intellectual property, domains, code, databases, stock in trade, merchandise, and other tangible assets to be sold and purchased under this Agreement shall be taken on April 20, 2026 by Alexander M. Woods-Leo. Operation of the business will be suspended immediately prior to the taking of the inventory and will remain suspended until after the closing, unless doing so would cause a depreciation of any asset(s). Any asset(s) that would end up losing value, or otherwise becoming encumbered, based on suspension of operation, may remain in use until the asset(s) can be transferred to the Buyer with the purpose of retaining the maximum value until the execution and complete satisfaction of this Agreement.

Bulk Sales Compliance.  The Seller shall comply with applicable bulk sales legislation.

Schedules.  Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the subject matter contained herein. No other promises, warranties, representations, agreements, or understandings, whether oral or written, exist concerning this subject matter. This Agreement supersedes any previous or simultaneous oral or written promises, warranties, representations, agreements, or conditions between the parties.

Conditions Precedent of Buyer.  The obligations of the Buyer hereunder are subject to the conditions that on or prior to the Closing Date:

a. Representations and Warranties True at Closing.  The representations and warranties of the Seller contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

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b. Seller's Compliance with Agreement.  The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement.

c. Resolutions and Seller's Certificate.  The Seller shall have delivered to the Buyer copies of the resolutions of the board of directors of the Seller authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by its secretary or assistant secretary, together with a certificate of an officer of the Seller, dated the Closing Date, certifying in such detail as the Buyer may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) above.

d. Injunction.  On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

e. Approval of Proceedings.  All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

f. Casualty.  The purchased asset(s) or any substantial portion thereof shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the closing occurs hereunder despite such casualty as a result of the waiver of this condition by the Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

g. Adverse Change.  There shall have been between the purchase date and the Closing Date no material adverse change in the assets or liabilities or in the condition, financial or otherwise, or in the business, properties, earnings, or net worth of the Seller.

Alternative Dispute Resolution.  The parties will attempt to resolve any dispute arising out of or relating to this Agreement through friendly negotiations among the parties. If the matter is not resolved by negotiation, the parties will resolve the dispute using the below Alternative Dispute Resolution ("ADR") procedure.

IIf any controversies, claims, or disputes arising out of or relating to this Agreement cannot be resolved through negotiation, the parties agree to try in good faith to settle the dispute by mediation in accordance with any statutory rules of mediation. If mediation is unavailable or unsuccessful in resolving the entire dispute, any outstanding issues will be submitted to final and binding arbitration under the rules of the American Arbitration Association. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. The arbitrator's award will be final, and any court with proper jurisdiction may enter judgment upon it. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement.

Costs and Expenses.  Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution, and delivery of this Agreement and the exhibits hereto.

Severability.  If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid, illegal, or unenforceable, but that by limiting such provision, it will become valid, legal, and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

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Attorneys' Fees.  Should any arbitration or litigation be commenced between the parties to this Agreement concerning the rights and duties of either party in relation to the business or this Agreement, the prevailing party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum and attorneys' fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

Amendment.  This Agreement may be modified, amended, or supplemented only if the changes are made in writing and signed by all parties.

Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

Governing Law.  This Agreement shall be governed by the laws of Nevada.

Signatories.  This Agreement shall be executed on behalf of Arpita Dey  and on behalf of Invech Holdings Inc.  by Alexander M. Woods-Leo. The Agreement shall be effective as of the date first written above.

The Seller:

Arpita Dey

___________________

 /s/ Arpita Day

Date 4/19/26

__________

The Buyer:

Invech Holdings Inc.

/s/ Alexander M. Woods-Leo

Date 4/18/26

Alexander M. Woods-Leo

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Exhibit A

Inventory

Asset: Total Code of Sports betting Platform

Front-end	Web & Mobile front end on React.JS & Dart + Flutter
Database	SQL Server & MongoDB
Middleware	RabbitMQ
Backend business Logic	.NET Core C#

Sports coverage	Cricket, Football, NFL, NBA, MLB, NHL, F1 and more.
Servers	Microsoft Azure, IONOS
Repository	Bitbucket

Purchase Price: 5,000,000 shares of common stock in IVHI

Asset: sportypick.com Domain

Purchase Price: part of the sale price of the platform.

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